Exhibit 99.2

NEWS AMERICA INCORPORATED

Notice Of Guaranteed Delivery

For

Tender of any and all Outstanding

5.30% Senior Notes Due 2014 and 6.20% Senior Notes Due 2034

In Exchange for

5.30% Senior Notes Due 2014 and 6.20% Senior Notes Due 2034

Unconditionally Guaranteed by

The News Corporation Limited

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as such term is defined below) 5.30% Senior Notes due 2014 and its 6.20% Senior Notes due 2034 (the “Original Notes”) are not immediately available, or (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the “Exchange Agent”) on or prior to 5:00 P.M. on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, as more fully described in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent within three business days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

The Bank of New York

By Registered or Certified Mail.	Facsimile Transmissions:	By Hand or Overnight Delivery:

The Bank of New York 101 Barclay Street, 7E New York, New York 10286 Attention:	(Eligible Institutions Only) (212) To Confirm by Telephone or for Information Call: (212)	The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention:

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to News America Incorporated (the “Company”) upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

The undersigned understands that tenders of Original Notes will be accepted only in integral multiples of US$1,000 in principal amount. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time on the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s)	Name(s) of Registered Holder(s):
or Authorized Signatory:

Principal Amount of	Address:
Original Notes Tendered:

Certificate No(s). of Original Notes	Area Code and Telephone No.:
(if available):
Date:

This Notice of Guaranteed Delivery must be signed by the holder(s) of Original Notes as their name(s) appear on certificates for Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(PLEASE TYPE OR PRINT)

Name of Firm:
Authorized Signature

Address:	Title:

Date:
Zip Code

Area Code and Telephone No.

NOTE:             DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.